Third Quarter 2022 Supplemental Earnings Information Exhibit 99.2

Forward-Looking Statements The information furnished in this presentation contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, the effects of the COVID-19 pandemic, and the effects of actions taken by third parties including, but not limited to, governmental authorities, customers, contractors and suppliers, in response to the ongoing COVID-19 pandemic, the impact of actions taken by the Organization of Petroleum Exporting Countries (OPEC) and non-OPEC nations to adjust their production levels, the general volatility of oil and natural gas prices and cyclicality of the oil and gas industry, declines in investor and lender sentiment with respect to, and new capital investments in, the oil and gas industry, project terminations, suspensions or scope adjustments to contracts, uncertainties regarding the effects of new governmental regulations, the Company’s international operations, operating risks, the impact of our customers and the global energy sector shifting some of their asset allocation from fossil-fuel production to renewable energy resources, goals, projections, estimates, expectations, market outlook, forecasts, plans and objectives, including revenue and new product revenue, capital expenditures and other projections, project bookings, bidding and service activity, acquisition opportunities, forecasted supply and demand, forecasted drilling activity and subsea investment, liquidity, cost savings, and share repurchases and are based on assumptions, estimates and risk analysis made by management of Dril-Quip, Inc. (“Dril-Quip”) in light of its experience and perception of historical trends, current conditions, expected future developments and other factors. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this presentation. Although Dril-Quip believes that all such statements contained in this presentation are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of Dril-Quip’s control that could affect Dril-Quip’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this presentation. Please refer to Dril-Quip’s filings with the Securities and Exchange Commission (“SEC”) for additional discussion of risks and uncertainties that may affect Dril-Quip’s actual future results. Dril-Quip undertakes no obligation to update the forward-looking statements contained herein. Use of Non-GAAP Financial Measures Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA and Free Cash Flow are non-GAAP measures. Adjusted Net Income and Adjusted Diluted EPS are defined as net income (loss) and earnings per share, respectively, excluding the impact of foreign currency gains or losses as well as other significant non-cash items and certain charges and credits. Adjusted EBITDA is defined as net income excluding income taxes, interest income and expense, depreciation and amortization expense, stock-based compensation, non-cash gains or losses from foreign currency exchange rate changes as well as other significant non-cash items and items that can be considered non-recurring. Free Cash Flow is defined as cash provided by operating activities less cash used in the purchase of property, plant and equipment. We believe that these non-GAAP measures enable us to evaluate and compare more effectively the results of our operations period over period and identify operating trends by removing the effect of our capital structure from our operating structure and certain other items including those that affect the comparability of operating results. In addition, we believe that these measures are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance, ability to pursue and service possible debt opportunities and make future capital expenditures.  These measures do not represent funds available for our discretionary use and are not intended to represent or to be used as a substitute for net income or net cash provided by operating activities, as measured under U.S. generally accepted accounting principles (“GAAP”).  Non-GAAP financial information supplements should be read together with, and is not an alternative or substitute for, our financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure can be found in the appendix. Use of Website Investors should note that Dril-Quip announces material financial information in SEC filings, press releases and public conference calls. Dril-Quip may use the Investors section of its website (www.dril-quip.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. Information on Dril-Quip’s website is not part of this presentation. Disclaimer| Cautionary Statement

Leading Manufacturer of Highly Engineered Drilling & Production Equipment Technically Innovative, Environmentally Responsible Products & First-class Service Strong Financial Position Results Driven Management Team Dril-Quip Investment Highlights

Product & Service Revenue Segments Subsea Products Subsea Services Downhole Tools Eastern Hemisphere 19% 69% Western Hemisphere 70% 64% Asia Pacific 17% 22% 14% 11% 14% 50% Downhole Tools* 19% Subsea Products 20% 55% Subsea Services 53% 28% 27% 26% 22% Q3 ‘21 Q2 ‘22 Q3 ‘22 Q2 ’22 Q3 ‘21 Q3 ‘22 Geographic Revenue Segments Q3 2022| Revenue Breakdown * Includes downhole tools products, leasing and services

Revenue of $88.1 million for the third quarter of 2022, a decrease of $5.8 million from the second quarter of 2022 driven by unfavorable foreign exchange rate impacts, supply chain delays in downhole tools and reduced leasing revenues in subsea service; Net income of $15.2 million, or $0.45 earnings per share, an improvement of $20.8 million, or $0.61 per share compared to the second quarter of 2022, due to the gain on sale of the Houston forge facility, favorable income taxes, and lower restructuring costs in the period; Generated adjusted EBITDA of $7.0 million, or 8.0% of revenue; a decrease of $2.3 million from the second quarter of 2022; Cash and short-term investments ended the quarter at $315.6 million. Third quarter net cash provided by operating activities of $1.0 million and free cash flow of negative $9.2 million, inclusive of $10.3 million of capital expenditures; Closed on the sale of the Houston Forge facility during the third quarter of 2022 driving a net gain on sale of $17.3 million; Booked $75.0 million of gross new orders during the third quarter of 2022, net of $13.3 million of cancellations and adjustments, bookings were $61.7 million; Repurchased $11.1 million of shares at an average price of $24.35 during the third quarter of 2022. Year-to-date repurchases through the third quarter of 2022 total approx. $21 million; and Received upgraded MSCI ESG rating of an “A” in the quarter. Adjusted EBITDA and free cash flow are non-GAAP measures. See appendix for reconciliation to GAAP measures. Q3 2022| Highlights

Market Environment| Constructive Geographies Brazil’s plans to drill ~350 wells in coming years highlights importance of our strong relationship with Petrobras Saudi Arabia activity increases to continue to drive subsea products and downhole tools growth in 2023 and beyond Norway/North Sea represents long-term CCUS potential through our collaboration agreement with Aker Solutions to complement the opportunity in our product and service portfolio Collaboration agreements to provide tailwinds in improving offshore market.

Q3 2022 | Financial Performance



Quarterly Comparisons
($ millions)
Revenue
$83
$18
$23
$42
Q3'21
$94
$19
$25
$50
Q2'22
$88
$17
$23
$48
Q3'22
Downhole Tools
Subsea Services
Subsea Products
Adj. EBITDA
$ 4
Q3 '21
$ 9
Q2 '22
$ 7
Q3 '22

- Revenue down $5.8 million sequentially due to unfavorable foreign exchange rate impacts, supply chain delays in downhole tools and reduced leasing revenues in subsea service
- Revenue increased year-over-year due to higher subsea wellhead product sales primarily in Asia-Pacific and Europe
- Adjusted EBITDA was approximately $7.0 million, down sequentially due to lower revenues
- Year-over-year increase in adjusted EBITDA driven primarily by increased revenue and reductions in administrative and engineering expense.

Strong incremental margins compared to prior year. Decline in sequential revenue mitigated by cost reduction efforts.

Note: Sum of components may not foot due to rounding. Adjusted EBITDA is a non-GAAP measure.
See appendix for reconciliation to GAAP measure.

7

© 2022 Dril-Quip®, Inc. All Rights Reserved.

YE 2019 Q3’22 YE 2020 YE 2021 Historical Backlog Trends ($M) Backlog Q3’22 Q2’22 Q4’21 Q1’22 Historical Booking Trends ($M) Bookings Commercial Update| Bookings

Q3 2022| Cash, Cash Equivalents & Short-term Investments Note: Adj FCF is Free Cash Flow less restructuring costs and the manufacturing investment

Strategic Growth Pillars Continue to execute on collaboration agreements, downhole tools growth and e-Series technology expansion Organizational Alignment Streamlined operations and leadership around more focused and integrated product and service lines Optimized Footprint Further transformation of our operational footprint to improve efficiency and reduce excess capacity Capital Allocation Disciplined deployment of capital to generate attractive returns on capital employed Strategy| 2022 Focus Areas

Organizational Alignment| Updating Our Operating Structure Subsea Products Wellheads, Connectors & SPS Remain Tier 1 wellhead provider Execute collaboration & license agreements Increase shallow water tree share Grow deepwater presence through VXTe monetization Downhole Tools Liner Hangers and Services Continue share gains in key markets Convert from conventional to expandable liner hangers Expand through current and future collaborations Increase test & assembly in local markets Subsea Services Technical Service, Rentals and Rework Highly reactive support for equipment installation Global network of trained technicians and specialized tooling Dedicated facilities for refurbishment and rework Energy Transition Expansion into Decarbonization Opportunities Wellhead and tree injection offering for CCUS Collaborations with integrated providers (i.e. Aker Solutions) New technology introduction SBTe XT BBIIe Wellhead XPak De

Strategy| Q3 Progress Update Footprint Optimization Capital Allocation Closed on the sale of the Forge facility at the Houston, TX campus netting $17.3 million gain on sale Terms being negotiated for two additional properties at Houston, TX campus Total proceeds from two additional sales expected to be in the $20-$30 million range, net of expenses Initial cash outlay for manufacturing investment of $3.7M. Additional $18.3M remaining on authorization in coming twelve months Capex range for the year of $15 million - $17 million $11.1M of stock repurchased in Q3 Year-to-date, inclusive of Q3, $20.8M of cash returned to shareholders *As of October 27, 2022

Priority to organic growth, then attractive acquisitions that drive size and scale Capex / Internal Share Repurchase Acquisition Growth Returning excess cash to shareholders Fund high return internal investments Targeted investments for franchise products Manufacturing, IT Systems, etc. Selective opportunities (energy and energy adjacent) Capital Allocation| Framework

2022 Estimated Product Bookings Up 15% - 20% from 2021 2022 Estimated Revenue: Up ~10% from 2021 levels 2022 Estimated Adj. EBITDA: 30% to 40% Incremental margins 2022 Estimated Capex of $15M to $17M Targeting Break-Even 2022 Free Cash Flow* Margin 2022 Outlook| Updated Financial Outlook *Free Cash Flow = Operating Cash Flow less Capital Expenditures and does not include potential real estate divestures

Appendix dril-quip.com | NYSE: DRQ

Q3 2022| Capital Expenditures $1 $10 Q4 2021 $3 Q1 2022 Q1 2021 Q2 2021 Q3 2021 $3 $2 $2 $2 Note: Sum of components may not foot due to rounding. Other Facilities Rental Tools Mach. & Equip. $ Millions 2021 CAPEX of ~$10 million Q2 2022 Q3 2022 Capital expenditures in 2022 are expected to be $15 to $17 million driven by investments in manufacturing, rental tools and information technology upgrades to support growth.

Dril-Quip| Market Performance Ticker Share Price (at close: 10/19/22) 52-Week Range Cash per Share (as of 9/30/2022) 9.30 $ Performance: DRQ OSX SPX Since Q2 Filing (7/28/22) -35% 99% 14% Year-to-Date 15% 37% -22% NYSE: DRQ $22.70 $18.17 - $41.23 MARKET INFORMATION Source: FactSet, Market data as of 10/19/2022

Financial Statements| Income Statement

Financial Statements| Balance Sheet

Financial Statements| Non-GAAP Financial Measures

Financial Statements| Non-GAAP Financial Measures

Market Capitalization = Share Price x Total Shares Outstanding Enterprise Value = Market Capitalization + Debt – Cash and Cash Equivalents Non-cash Working Capital = (Current Assets – Cash) – Current Liabilities Book Value / Share = Total Shareholders’ Equity / Total Shares Outstanding Cash / Share = Cash, Cash Equivalents & Short-Term Investments / Total Shares Outstanding Non-cash Working Capital (WC) / Share = Noncash Working Capital / Total Shares Outstanding Total Debt / Capitalization = Total Debt (Short-term + Long-term) / (Total Debt + Total Shareholders’ Equity) Financial Metrics| Definitions

© 2022 Dril-Quip®, Inc. All Rights Reserved.